Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 28, 2013, with respect to the consolidated financial statements included in the Annual Report of Century Casinos, Inc., on Form 10-K for the year ended December 31, 2013.  We hereby consent to the incorporation by reference of said report in the Registration Statements of Century Casinos Inc. on Forms S-8 (File No. 333-132510 and File No. 333-13801).

/s/ GRANT THORNTON LLP

Denver, Colorado

March 31, 2014